UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  August 22, 2011

BELLA PETRELLA’S HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 South Edison Avenue, Tampa, FL 33606
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

We entered into the following three material contracts, effective September 2, 2011.  We closed the transactions in the first two of the three material contracts, effective September 2, 2011.  We will defer closing the third material contract until we obtain funding to pay the secured promissory notes issued to close the first two material contracts and to close the third material contract for cash.

1.  We purchased Bobby V’s Original Westshore Pizza, LLC at a price of $1,110,000, which we paid with our promissory note October 31, 2011, secured by our pledge of the members’ interests in the acquired company.  The maturity date of the note is subject to two extensions, the last being through August 31, 2013, subject to issue of shares of our common stock, at the election of the holders.  We made this purchase from Bobby V’s Pizza, Inc. and Bout Time Marketing LLC, owned, respectively by Robert Vasaturo, Jr. and Lawrence Martin.

2.  We purchased Philly Westshore Franchising Enterprises, Inc. at a price of $2,590,000, which we paid with our promissory note due October 31, 2011, secured by our pledge of the stock in the acquired company.  The maturity date of the note is subject to two extensions, the last being through August 31, 2013, subject to issue of shares of our common stock, at the election of the holders.  We made this purchase from Mr. Vasaturo.

3.  We signed a contract to purchase Vasaturo Holdings LLC at a price of $800,000.  We will make this purchase from Mr. Vasaturo.  We expect to close this transaction when we obtain financing.

Prior to the date of these transactions, we had no relationship with Messrs. Vasaturo and Martin.

For more information about the assets acquired, see Item 2.01, below.

Section 2 - Financial Information

Item 2.01 - Completion of Acquisition or Disposition of Assets.

Bobby V’s Original Westshore Pizza LLC operates one 83 seat pizza and sandwich sports bar in Tampa, Florida.  The restaurant was founded by Mr. Vasaturo in 1994.  Unaudited gross revenues of the restaurant’s most recently ended 2010 fiscal year were approximately $1,518,917.

Philly Westshore Franchising Enterprises, Inc. franchises to others 37 pizza and sandwich sports bars primarily in Florida and Ohio.  The franchising business was founded by Mr. Vasaturo in 2002.  The thirty-four Florida restaurants in operation seat a total of 850 and are in operation.  Three Ohio restaurants in operation seat a total of 112 and an additional twenty-two restaurants are planned to open within the next twelve to twenty-four months.  The business is beginning to market franchises nationwide.  Audited gross revenues of the business’ most recently ended 2010 fiscal year were approximately $731,106.

Vasaturo Holdings LLC owns the real estate leased to Bobby V’s Original Philly Westshore Pizza, Inc., a 14,560 square foot lot in Southwest Tampa, Florida with a 3,600 square foot commercial building used by the restaurant and as executive offices for all three enterprises.  Annual rent received from the tenant is $60,000 per year.

We have employed Mr. Vasaturo to continue management of Bobby V’s Original Philly Westshore Pizza and Philly Westshore, and he will manage Vasaturo Holdings after closing.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(i)  Financial statements of Bobby V’s Original Westshore Pizza will be filed by amendment.

(ii)  Financial statements of Philly Westshore Franchising Enterprises will be filed by amendment.

(iii)  Financial statements of Vasaturo Holdings will be filed by amendment following the closing of the purchase transaction.

(b) Pro forma financial information.

(i)  Pro forma financial information for Bobby V’s Original Westshore Pizza will be filed by amendment.

(ii)  Pro forma financial information for Philly Westshore Franchising Enterprises will be filed by amendment.

(iii)  Pro forma financial information for Vasaturo Holdings will be filed by amendment.

(d) Exhibits.

Number	Title or description

10.1	Stock Purchase and Sale Agreement re: Bobby V’s Original Westshore Pizza LLC dated August 31, 2011

10.2	Stock Purchase and Sale Agreement re: Philly Westshore Franchising Enterprises, Inc. dated August 31, 2011

10.3	Stock Purchase and Sale Agreement re: Vasaturo Holdings LLC dated August 31, 2011

10.4
Escrow Agreement re: perfection of security for the registrant’s promissory notes issued in purchase of Bobby V’s Original Westshore Pizza LLC and Philly Westshore Franchising Enterprises, Inc. dated August 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLA PETRELLA’S HOLDINGS, INC.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

September 6, 2011